Exhibit 3.190

CERTIFICATE OF INCORPORATION

OF

NATIONAL PAYMENT SYSTEMS INC.

UNDER SECTION 402 OF THE BUSINESS CORPRTION LAW

WE THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

First:                       The name of the corporation is:

NATIONAL PAYMENT SYSTEMS INC.

Second:                  The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency, or other body, without such consent or approval first being obtained.

Third:                     The office of the corporation is to be located in the County of New York State of New York.

Fourth:                   The aggregate number of shares which the corporation shall have authority to issue is Two Hundred (200) Common, each with no par value.

Fifth:                       The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is doing business is Laurence L. Stone, 414 E 75th Street, New York, New York 10021.

November 19, 1996	/s/ Linda Ferranti
Linda Ferranti, Incorporator
1633 Broadway
New York, New York 10019

/s/ Joanne Caswell
Joanne Caswell, Incorporator
1633 Broadway
New York, New York 10019

STATE OF NEW YORK	)
) ss:
COUNTY OF NEW YORK	)

On this 19th day of November 1996, before me personally came Linda Ferranti, and Joanne Caswell, to me known and known to me to be the persons described in and who executed the foregoing certificate, and they duly acknowledge to me that they had executed the same.

/s/ Xavier Jones
Xavier Jones
Notary Public

N. Y. S. DEPARTMENT OF STATE

DIVISION OF CORPORATIONS AND STATE RECORDS	ALBANY, NY 12231-0001

FILING RECEIPT
ENTITY NAME: NATIONAL PAYMENT SYSTEMS INC.

DOCUMENT TYPE: CHANGE (DOM. BUSINESS)	COUNTY: NEWY
PROCESS REG. AGENT

SERVICE COMPANY: CORPORATION SERVICE COMPANY	SERVICE CODE: 45

FILED: 04/29/2004 DURATION: ********* CASH#:040429000019 FILM #: 040429000019

ADDRESS FOR PROCESS

C/O CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NY  12207-2543

REGISTERED AGENT

CORPORATION SERVICE COMPANY

80 STATE STREET

ALBANY, NY  12207-2543

FILER	FEES	30.00	PAYMENTS	30.00
	FILING	30.00	CASH	0.00
FIRST DATA CORPORATION	TAX	0.00	CHECK	0.00
10825 OLD MILL ROAD	CERT	0.00	CHARGE	0.00
STOP CODE M-01	COPIES	0.00	DRAWDOWN	30.00
OMAHA, NE 68154	HANDLING	0.00	BILLED	0.00
			REFUND	0.00
456131DAV			DOS-1025 (11/89)